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                                                                    EXHIBIT 2(e)

               AGREEMENT NOT TO EXERCISE SHARE APPRECIATION RIGHTS


As an inducement to Huntington Bancshares Incorporated ("Huntington") to execute and enter into the proposed merger agreement with First Michigan Bank Corporation, each of the undersigned agrees that he will not exercise any limited share appreciation rights provided under any option that he holds that was granted pursuant to the First Michigan 1987 Stock Option Plan. This agreement is executed solely as an inducement to Huntington to enter into the merger agreement and without any payment, or expectation of payment, to the undersigned of any consideration of any kind.



Dated:  May 5, 1997


 /s/ Stephen A. Stream                 /s/ David M. Ondersma
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Stephen A. Stream                      David M. Ondersma


 /s/ Larry D. Fredricks                /s/ Merle J. Prins
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Larry D. Fredricks                     Merle J. Prins